UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 28, 2018

BG STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 28, 2018, BG Staffing, Inc. (the "Company") held its annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders voted on two proposals and cast their votes as described below. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on July 6, 2018.

Proposal 1
An election of a Class I director of the Company to serve until the third annual meeting following the Annual Meeting. The following individual was elected as a Class I director of the Company:

Nominee	Votes For	Votes Withheld	Broker Non-votes
L. Allen Baker, Jr.	3,847,385	900,373	4,466,225

There were no abstentions on this matter.

Proposal 2
The proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2018 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
9,185,073	9,087	19,823	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: August 31, 2018		/s/ Dan Hollenbach
	Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)